GCP Applied Technologies Reports Second Quarter 2019 Results

•	2Q19 Net sales down 13.4%; Net Sales Constant Currency Excluding Market Exits* down 5.3%

•	2Q19 Income from continuing operations attributable to GCP shareholders of $3.1 million, or 1.2% of net sales, compared to loss of $29.2 million in 2Q18

•	Adjusted EBIT* of $25.1 million; Adjusted EBIT Margin* of 9.6%

•	Appoints new leadership for SCC and SBM

•	Announces new restructuring plan to drive additional $30 million to $35 million in expected annualized savings in 2021

•	Updating full-year 2019 guidance

Cambridge, MA - August 6, 2019 - GCP Applied Technologies Inc. (NYSE: GCP) today announced second quarter 2019 results.

Total GCP Applied Technologies
($ Millions)

	2Q 2019	2Q 2018	% Change
Net sales	$262.2	$302.8	(13.4)%
Net Sales Constant Currency*	$271.9	$302.8	(10.2)%
Net Sales Constant Currency Excluding Market Exits*	$271.9	$287.1	(5.3)%
Gross margin	37.8%	36.9%	90 bps
Income (loss) from continuing operations attributable to GCP shareholders	$3.1	$(29.2)	NM
Income (loss) from continuing operations attributable to GCP shareholders as a percentage of net sales	1.2%	(9.6)%	NM
Diluted EPS from continuing operations attributable to GCP shareholders	$0.04	$(0.40)	NM
Adjusted EPS*	$0.19	$0.27	(29.6)%
Adjusted EBIT*	$25.1	$33.9	(26.0)%
Adjusted EBIT Margin*	9.6%	11.2%	(160) bps
Adjusted EBITDA*	$36.1	$44.5	(18.9)%
Adjusted EBITDA Margin*	13.8%	14.7%	(90) bps

*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.
NM - Not meaningful.

Randall S. Dearth, GCP’s new President and Chief Executive Officer, said, "I am excited about the opportunity to lead GCP. The Company has great potential given our excellent products and strong customer base. However, our results show that we still have a lot of work to do. Although profitability for Specialty Construction Chemicals continued to improve, volumes in Specialty Building Materials declined primarily in our project-driven product lines. These businesses specialize in large, complex commercial and infrastructure projects. In the second quarter, a reduction in large project activity, particularly in New York and California, negatively impacted SBM's volumes."

Dearth continued, "We are continuing to take significant actions to improve our performance, including appointing new leadership for both SCC and SBM and implementing a new restructuring program with additional expected annualized savings of $30 million to $35 million. This restructuring program brings our total restructuring effort, which comprises non-core market exits, operational improvements and now the optimization of our general and administrative functions, to more than $80 million in expected annualized savings in 2021."

"Along with new leadership, our plan for SBM includes leveraging our existing product portfolio to further penetrate adjacent market segments, addressing additional geographies where we have opportunities to build a stronger presence, and accelerating the introduction of next generation products. For SCC, we expect continued margin expansion due to our focus on core markets, as well as increased penetration of our VERIFI® in-transit concrete management system, which is now fully integrated into our admixtures business. Demonstrating the momentum we have achieved, VERIFI® delivered the best quarter for truck installs in its history in the second quarter."

Second Quarter 2019:

•
Net sales decreased 13.4% primarily due to lower project activity mostly within SBM, exits from unprofitable geographic markets within SCC as planned, poor weather in North America, and the unfavorable impact of foreign currency translation. Net Sales Constant Currency Excluding Market Exits* decreased 5.3%.

•
Gross margin increased 90 basis points to 37.8% primarily due to improved pricing, the favorable impact of exiting unprofitable geographic markets within SCC, as well as improved productivity and restructuring savings, which more than offset unfavorable product mix in SBM.

•
Income from continuing operations attributable to GCP shareholders was $3.1 million compared to a loss of $29.2 million for the prior-year quarter. The change was primarily attributable to lower interest expense due to debt refinancing and a loss on debt extinguishment incurred during the prior-year quarter, as well as lower selling, general and administrative expenses as a result of our restructuring initiatives.

•	Adjusted EBIT* of $25.1 million decreased 26.0%. Adjusted EBIT Margin* of 9.6% declined 160 basis points as a decline in net sales was partially offset by reduced operating expenses.

•	Adjusted EBITDA* decreased 18.9% to $36.1 million and Adjusted EBITDA Margin* decreased 90 basis points to 13.8%.

*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.
NM - Not meaningful.

Second Quarter Segment Performance

Specialty Construction Chemicals
($ Millions)

	2Q 2019	2Q 2018	% Change
Net sales	$150.4	$175.0	(14.1)%
Net Sales Constant Currency*	$157.3	$175.0	(10.1)%
Net Sales Constant Currency Excluding Market Exits*	$157.3	$159.3	(1.3)%
Gross margin	35.6%	32.6%	300 bps
Segment operating income	$14.2	$12.6	12.7%
Segment operating margin	9.4%	7.2%	220 bps

•
Net sales decreased 14.1% as a result of strategic exits from unprofitable geographic markets, poor weather conditions in North America and lower activity in Asia Pacific. Net Sales Constant Currency Excluding Market Exits* decreased 1.3%.

•	Gross margin increased 300 basis points to 35.6% due to higher prices and the favorable impact of exiting unprofitable geographic markets, as well as improved productivity and restructuring savings.

•	Segment operating margin increased 220 basis points primarily due to higher gross margin.

*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.
NM - Not meaningful.

Specialty Building Materials
($ Millions)

	2Q 2019	2Q 2018	% Change
Net sales	$111.8	$127.8	(12.5)%
Net Sales Constant Currency*	$114.6	$127.8	(10.3)%
Gross margin	41.1%	43.5%	(240) bps
Segment operating income	$22.3	$31.8	(29.9)%
Segment operating margin	19.9%	24.9%	(500) bps

•
Net sales decreased 12.5% primarily due to declines in Building Envelope and Specialty Construction Products volumes which was mostly attributable to lower project activity in North America. The decline was partially offset by improved pricing in all regions.

•	Gross margin of 41.1% declined 240 basis points primarily due to unfavorable product mix and reduced operating leverage as a result of lower volumes.

•	Segment operating margin of 19.9% decreased 500 basis points primarily due to lower sales volumes impacting operating leverage and lower gross margin.

*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.
NM - Not meaningful.

New Leadership for SCC and SBM
The Company is eliminating the role of Chief Operating Officer and appointing new business leaders for both global SCC and SBM to drive increased accountability and improved performance.
Naren Srinivasan, the Company's Vice President and Chief Strategy, Marketing and Development Officer, will lead our Specialty Building Materials segment. Prior to joining GCP, Mr. Srinivasan led the strategy and corporate development functions at The Hertz Corporation and MeadWestvaco Corporation. Prior to that, he worked in mergers and acquisitions and private equity at Rothschild & Co, Evercore Partners, and Dillon, Read & Co.
Boudewijn Van Lent, PhD will lead our Specialty Construction Chemicals segment. Prior to joining GCP, he served as Chief Executive Officer at Bilfinger Industrial Services Inc., an international industrial services provider. He also held the role of President of North and South America at Rhein Chemie Corporation, a global manufacturer of specialty chemicals, as well as leadership positions at Celerant Consulting, Lanxess Corporation and Bayer.

Additional Restructuring and Repositioning Plan
On July 31, 2019, our Board of Directors approved an additional business restructuring and repositioning plan to further optimize the design and footprint of the Company's global organization, primarily with respect to its general administration and business support functions, and streamline cross-functional activities. The plan represents the next phase of our effort to reduce GCP's complexity and create a more efficient and effective organization and brings our total restructuring effort to more than $80 million in expected annualized savings in 2021.
The Company expects to realize total annualized pre-tax cost savings associated with this plan of approximately $30 million to $35 million, approximately $3 million to $5 million of which the Company expects to realize in 2019, with the entire annualized pre-tax savings of approximately $30 million to $35 million expected to be realized in 2021.
The Company expects to incur total pre-tax costs in connection with this plan of approximately $30 million to $35 million, of which approximately $23 million to $27 million represent restructuring costs and asset impairments, and approximately $7 million to $8 million represent repositioning costs. Additionally, GCP expects to incur approximately $2 million of capital expenditures related to repositioning activities. Substantially all of the restructuring actions under this plan are expected to be completed by December 31, 2020.
The plan approved by our Board of Directors on July 31, 2019 is separate from and in addition to both the 2019 Restructuring and Repositioning Plan ("the 2019 Plan") that was approved by the Board of Directors on February 22, 2019 and the 2018 Restructuring and Repositioning Plan ("the 2018 Plan") that was approved by the Board of Directors on August 1, 2018. The 2019 Plan is focused on GCP's global supply chain strategy, processes and execution. The plan also addresses our service delivery model primarily in North America to streamline our pursuit of combined admixture and VERIFI® opportunities. The Company expects to realize total annualized pre-tax cost savings associated with the 2019 Plan of approximately $22 million to $28 million in 2020. The 2018 Plan is designed to streamline operations and improve profitability primarily within the concrete admixtures product line of our Specialty Construction Chemicals segment by focusing on our core markets, rationalizing non-profitable geographies, reducing our global cost structure, and accelerating the integration of VERIFI® into our global admixtures business. The 2018 Plan is expected to generate approximately $25 million of annualized pre-tax cost savings in 2019.

Interest Expense and Related Financing Costs
Interest expense and related financing costs were $5.7 million for the second quarter of 2019 compared to $66.7 million for the prior-year quarter. The decrease was primarily due to a loss on debt extinguishment which occurred during the prior-year quarter and lower interest expense as a result of the debt refinancing transactions discussed below.

Debt Refinancing Transactions
On April 10, 2018, GCP announced the issuance of $350.0 million aggregate principal amount of 5.5% Senior Notes due 2026, an amendment to the Company's Credit Agreement that, among other things, increased the aggregate principal amount of revolving commitments available to $350.0 million, and the redemption of $525.0 million outstanding aggregate principal amount of its 9.5% Senior Notes due 2023.

Income Taxes
Income tax expense/benefit attributable to continuing operations during the second quarter was an income tax expense of $5.7 million compared to an income tax benefit of $5.3 million for the prior-year quarter. The differences between the provisions for income taxes at the U.S. federal income tax rate of 21.0% and GCP’s overall income tax rate for the three months ended June 30, 2019 and June 30, 2018 were primarily attributable to non-deductible expenses and foreign tax-rate differentials.

Full-Year 2019 Outlook

Guidance	Prior	Current
Net Sales Constant Currency(1)*	Down approximately 2%	$1.02B to $1.05B (down 7% to 9%)
Adjusted EBIT(2)*	Growth of 7% to 14%	$100M to $115M (down 3% to 16%)
Adjusted EPS(2)(3)(4)*	$1.03 to $1.14	$0.75 to $0.92
Adjusted Free Cash Flow(2)*	$50M to $70M	$35M to $50M

1Assumes prior-year monthly FX rates carried forward into the guidance period.
2Assumes June 30, 2019 FX rates carried forward into the guidance period.
3Includes adjusted tax rate of 29% to 31%.
4Assumes 73 million shares outstanding.

Investor Call
GCP has scheduled a conference call and webcast at 10:00 a.m. ET on Wednesday, August 7, 2019 to review its second quarter 2019 results and full-year outlook. Those who wish to listen to the conference call webcast should visit the Investors section of the GCP website at www.gcpat.com. The live call can be accessed by dialing (888) 599-8686 in the U.S. or +1 (786) 789-4797 internationally prior to the start of the call. Participants should ask to join the GCP Applied Technologies call. An accompanying slide presentation will also be available on the website.

For those unable to participate in the live conference call, a playback will be available until August 14, 2019. To listen to the playback, please dial (888) 203-1112 in the U.S. or +1 (719) 457-0820 internationally; the access code is 5579783. An audio webcast replay will also be available in the “Events and Presentations” section of the company's website for approximately three months.

Non-GAAP Financial Measures
In this press release the Company refers to non-GAAP financial measures including: Net Sales Constant Currency, Net Sales Constant Currency Excluding Market Exits, Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted EBIT, Adjusted EBIT Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Free Cash Flow, Adjusted EPS, and Adjusted EBIT Return On Invested Capital. These non-GAAP measures do not purport to represent income or liquidity measures as defined under United States generally accepted accounting principles ("GAAP"), and should not be considered as alternatives to such measures as an indicator of GCP's performance. These non-GAAP measures are provided to distinguish the operating results of GCP's current business.

The Analysis of Operations pages included in this press release provide reconciliations of these non-GAAP financial measures to their most comparable GAAP measures, as well as definitions for each of these non-GAAP financial measures and explanations as to why management finds them useful and believes they are useful to investors, potential investors and others.

Investor Relations Joseph DeCristofaro T +1 617.498.2616 investors@gcpat.com

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About GCP Applied Technologies
GCP is a leading global provider of construction products technologies that include additives for cement and concrete, the VERIFI® in-transit concrete management system, high-performance waterproofing products, and specialty systems. GCP products have been used to build some of the world’s most renowned structures. More information is available at www.gcpat.com.

This announcement contains “forward-looking statements,” that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “estimates”, “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, statements about expected: financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; strategic alternatives; capital and other expenditures; competitive positions; growth opportunities; benefits from new technology; and cost reduction initiatives. GCP is subject to various risks and uncertainties that could cause its actual results to differ materially from those contained in forward-looking statements, including, without limitation, risks related to: the cyclical and seasonal nature of the industries that GCP serves; foreign operations, especially in emerging regions; changes in currency exchange rates; the cost and availability of raw materials and energy; new product introductions and other growth initiatives; acquisitions and divestitures of assets; GCP’s outstanding indebtedness, including debt covenants and interest rate exposure; GCP’s funded and unfunded pension obligations; warranty and product liability claims; legal proceedings; the inability to establish or maintain certain business relationships, including with customers and suppliers; employee retention; and compliance with environmental laws. These and other factors are identified and described in more detail in GCP's Annual Report on Form 10-K, which has been filed with the U.S. Securities and Exchange Commission and is available online at www.sec.gov. Readers are cautioned not to place undue reliance on GCP’s projections and other forward-looking statements, which speak only as the date thereof. GCP undertakes no obligation to publicly release any revision to its projections and other forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

GCP Applied Technologies Inc.
Consolidated Statements of Operations (unaudited)

	Three Months Ended June 30,
(In millions, except per share amounts)	2019	2018
Net sales	$262.2	$302.8
Cost of goods sold	163.2	191.1
Gross profit	99.0	111.7
Selling, general and administrative expenses	71.4	77.6
Research and development expenses	4.6	5.3
Interest expense and related financing costs	5.7	66.7
Repositioning expenses	5.8	1.2
Restructuring expenses and asset impairments	4.4	(0.6)
Other income, net	(1.7)	(4.1)
Total costs and expenses	90.2	146.1
Income (loss) from continuing operations before income taxes	8.8	(34.4)
(Provision for) benefit from income taxes	(5.7)	5.3
Income (loss) from continuing operations	3.1	(29.1)
(Loss) income from discontinued operations, net of income taxes	(0.5)	1.3
Net income (loss)	2.6	(27.8)
Less: Net income attributable to noncontrolling interests	—	(0.1)
Net income (loss) attributable to GCP shareholders	$2.6	$(27.9)
Amounts Attributable to GCP Shareholders:
Income (loss) from continuing operations attributable to GCP shareholders	3.1	(29.2)
(Loss) income from discontinued operations, net of income taxes	(0.5)	1.3
Net income (loss) attributable to GCP shareholders	$2.6	$(27.9)
Earnings (Loss) Per Share Attributable to GCP Shareholders
Basic earnings (loss) per share:
Income (loss) from continuing operations attributable to GCP shareholders	$0.04	$(0.40)
(Loss) income from discontinued operations, net of income taxes	$(0.01)	$0.02
Net income (loss) attributable to GCP shareholders(1)	$0.04	$(0.39)
Weighted average number of basic shares	72.6	72.1
Diluted earnings (loss) per share:(2)
Income (loss) from continuing operations attributable to GCP shareholders	$0.04	$(0.40)
(Loss) income from discontinued operations, net of income taxes	$(0.01)	$0.02
Net income (loss) attributable to GCP shareholders(1)	$0.04	$(0.39)
Weighted average number of diluted shares	73.0	72.1
______________________________
(1)     Amounts may not sum due to rounding.
(2)     Dilutive effect only applicable to the periods during which GCP generated net income from continuing operations.

GCP Applied Technologies Inc. Consolidated Balance Sheets (unaudited)

(In millions, except par value and shares)	June 30, 2019	December 31, 2018
ASSETS
Current Assets
Cash and cash equivalents	$279.8	$326.1
Trade accounts receivable (including allowances of $6.3 million and $5.8 million, respectively)	188.4	198.6
Inventories, net	117.1	110.5
Other current assets	44.0	44.6
Current assets held for sale	—	3.4
Total Current Assets	629.3	683.2
Properties and equipment, net	235.3	225.1
Operating lease right-of-use assets	36.3	—
Goodwill	207.4	207.9
Technology and other intangible assets, net	84.7	89.0
Deferred income taxes	26.5	25.5
Overfunded defined benefit pension plans	22.3	22.5
Other assets	28.1	28.0
Non-current assets held for sale	0.5	0.7
Total Assets	$1,270.4	$1,281.9
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Debt payable within one year	$3.0	$10.6
Operating lease obligations payable within one year	9.3	—
Accounts payable	104.0	121.4
Other current liabilities	105.2	145.5
Total Current Liabilities	221.5	277.5
Debt payable after one year	346.1	346.1
Income taxes payable	41.1	37.7
Deferred income taxes	12.2	12.4
Operating lease obligations	27.3	—
Unrecognized tax benefits	43.6	62.8
Underfunded and unfunded defined benefit pension plans	50.5	48.1
Other liabilities	15.8	15.5
Non-current liabilities held for sale	—	0.4
Total Liabilities	758.1	800.5
Commitments and Contingencies
Stockholders' Equity
Preferred stock, par value $0.01; authorized: 10,000,000 and 0 shares, respectively; no shares issued or outstanding	—	—
Common stock issued, par value $0.01; 300,000,000 shares authorized; outstanding: 72,670,366 and 72,176,324, respectively	0.7	0.7
Paid-in capital	50.2	39.6
Accumulated earnings	587.9	563.9
Accumulated other comprehensive loss	(120.7)	(120.0)
Treasury stock	(8.0)	(4.8)
Total GCP's Shareholders' Equity	510.1	479.4
Noncontrolling interests	2.2	2.0
Total Stockholders' Equity	512.3	481.4
Total Liabilities and Stockholders' Equity	$1,270.4	$1,281.9

GCP Applied Technologies Inc. Consolidated Statements of Cash Flows (unaudited)

	Six Months Ended June 30,
(In millions)	2019	2018
OPERATING ACTIVITIES
Net income (loss)	$24.2	$(34.3)
Less: Income from discontinued operations	6.3	8.5
Income (loss) from continuing operations	17.9	(42.8)
Reconciliation to net cash used in operating activities:
Depreciation and amortization	21.1	20.8
Amortization of debt discount and financing costs	0.7	0.9
Stock-based compensation expense	5.0	5.3
Unrealized gain on foreign currency	—	(0.8)
Gain on termination and curtailment of pension and other postretirement benefit plans	—	(0.1)
Deferred income taxes	(15.5)	(6.0)
Loss on debt refinancing	—	59.8
Gain on disposal of property and equipment	(0.2)	(1.1)
Changes in assets and liabilities, excluding effect of currency translation:
Trade accounts receivable	9.5	(3.3)
Inventories	(6.8)	(10.7)
Accounts payable	(17.6)	5.2
Pension assets and liabilities, net	2.5	(0.4)
Other assets and liabilities, net	(17.3)	(36.4)
Net cash used in operating activities from continuing operations	(0.7)	(9.6)
Net cash used in operating activities from discontinued operations	(12.4)	(124.9)
Net cash used in operating activities	(13.1)	(134.5)
INVESTING ACTIVITIES
Capital expenditures	(27.7)	(27.6)
Businesses acquired, net of cash acquired	—	(29.8)
Other investing activities	0.5	(2.8)
Net cash used in investing activities from continuing operations	(27.2)	(60.2)
Net cash used in investing activities from discontinued operations	(0.4)	(0.2)
Net cash used in investing activities	(27.6)	(60.4)
FINANCING ACTIVITIES
Borrowings under credit arrangements	—	53.5
Repayments under credit arrangements	(7.6)	(58.4)
Proceeds from issuance of long term note obligations	—	350.0
Payments on finance lease obligations	(0.4)	—
Repayments of long term note obligations	—	(578.3)
Cash paid for debt financing costs	—	(6.9)
Payments of tax withholding obligations related to employee equity awards	(3.2)	(1.3)
Proceeds from exercise of stock options	5.0	5.1
Other financing activities	—	(0.2)
Net cash used in financing activities from continuing operations	(6.2)	(236.5)
Effect of currency exchange rate changes on cash and cash equivalents	0.6	(0.8)
Decrease in cash and cash equivalents	(46.3)	(432.2)
Cash and cash equivalents, beginning of period	326.1	721.5
Cash and cash equivalents, end of period	$279.8	$289.3

Analysis of Operations
The Company has set forth in the tables below GCP's key operating statistics with percentage changes for the three months ended June 30, 2019 and 2018. In the table, the Company presents financial information in accordance with U.S. GAAP, as well as certain non-GAAP financial measures, which it describes below in further detail. GCP believes that the non-GAAP financial information supplements its discussions about the performance of its businesses, improves period-to-period comparability and provides insight to the information that management uses to evaluate the performance of its businesses. Management uses non-GAAP measures in financial and operational decision-making processes, for internal reporting, and as part of its forecasting and budgeting processes, since these measures provide additional transparency to GCP's core operations.
In the table, the Company has provided reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP. These non-GAAP financial measures should not be considered substitutes for financial measures calculated in accordance with U.S. GAAP, and the financial results that the Company calculates and presents in the table in accordance with U.S. GAAP, as well as the corresponding reconciliations from those results, should be carefully evaluated.
Net Sales Constant Currency (a non-GAAP financial measure)- is defined as current period revenue in local currency translated using prior period exchange rates. GCP uses constant currency in assessing trends in sales excluding the impact of fluctuations in foreign currency exchange rates.
Net Sales Constant Currency Excluding Market Exits (a non-GAAP financial measure)- is defined as Net Sales Constant Currency less the impact on net sales resulting from the exit of non-profitable geographic markets associated with the 2018 Plan.
Adjusted EBIT (a non-GAAP financial measure)- is defined as net income (loss) from continuing operations attributable to GCP shareholders adjusted for: (i) gains and losses on sales of businesses, product lines and certain other investments; (ii) currency and other financial losses in Venezuela; (iii) costs related to legacy product, environmental and other claims; (iv) restructuring expenses, repositioning and asset impairments; (v) defined benefit plan costs other than service and interest costs, expected returns on plan assets and amortization of prior service costs/credits; (vi) third-party and other acquisition-related costs; (vii) other financing costs associated with the modification or extinguishment of debt; (viii) amortization of acquired inventory fair value adjustments; (ix) tax indemnification adjustments; (x) interest income, interest expense and related financing costs; (xi) income taxes; and (xii) certain other items that are not representative of underlying trends. Adjusted EBIT Margin is defined as Adjusted EBIT divided by net sales. GCP uses Adjusted EBIT to assess and measure its operating performance and determine performance-based compensation. GCP uses Adjusted EBIT as a performance measure because it provides improved period-to-period comparability for decision-making and compensation purposes and allows management to measure the ongoing earnings results of the Company's strategic and operating decisions.
Adjusted EBITDA (a non-GAAP financial measure)- is defined as Adjusted EBIT adjusted for depreciation and amortization. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. GCP uses Adjusted EBITDA as a performance measure in making significant business decisions.

Adjusted Earnings Per Share (a non-GAAP financial measure)- is defined as earnings per share ("EPS") from continuing operations on a diluted basis adjusted for: (i) gains and losses on sales of businesses, product lines and certain other investments; (ii) currency and other financial losses in Venezuela; (iii) costs related to legacy product, environmental and other claims; (iv) restructuring and repositioning expenses and asset impairments; (v) defined benefit plan costs other than service and interest costs, expected returns on plan assets and amortization of prior service costs/credits; (vi) third-party and other acquisition-related costs; (vii) other financing costs associated with the modification or extinguishment of debt; (viii) amortization of acquired inventory fair value adjustments; (ix) tax indemnification adjustments; (x) certain other items that are not representative of underlying trends; and (xi) certain discrete tax items. GCP uses Adjusted EPS as a performance measure to review its diluted earnings per share results on a consistent basis and in determining certain performance-based employee compensation.
Adjusted Gross Profit (a non-GAAP financial measure)- is defined as gross profit adjusted for: (i) corporate and pension-related costs included in cost of goods sold; (ii) loss in Venezuela included in cost of goods sold; and (iii) amortization of acquired inventory fair value adjustment. Adjusted Gross Margin is defined as Adjusted Gross Profit divided by net sales. Management uses this performance measure to understand trends and changes and to make business decisions regarding core operations.
Adjusted Free Cash Flow (a non-GAAP financial measure)- is defined as net cash provided by or used in operating activities minus capital expenditures plus: (i) cash paid for restructuring and repositioning, third party and other acquisition-related costs, costs related to legacy product, environmental and other claims, as well as certain other items that are not representative of underlying trends, net of related cash taxes; (ii) capital expenditures related to repositioning; and (iii) accelerated payments under defined benefit pension arrangements. GCP uses Adjusted Free Cash Flow as a liquidity measure to evaluate its ability to generate cash to support its ongoing business operations, to invest in its businesses, to provide a return of capital to shareholders and to determine payments of performance-based compensation.
Adjusted EBIT Return On Invested Capital (a non-GAAP financial measure)- is defined as Adjusted EBIT (on a trailing four quarters basis) divided by stockholders' equity adjusted for: (i) cash and cash equivalents, (ii) debt, (iii) income tax assets and liabilities, (iv) defined benefit pension plan assets and liabilities, and (iv) certain other assets and liabilities. Management uses Adjusted EBIT Return On Invested Capital as a performance measure to review investments and to make capital allocation decisions.
Adjusted EBIT, Adjusted EBIT Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EPS, Adjusted EBIT Return On Invested Capital, Adjusted Gross Profit, Adjusted Gross Margin and Adjusted Free Cash Flow do not purport to represent income measures as defined under U.S. GAAP. These measures are provided to investors and others to improve the period-to-period comparability and peer-to-peer comparability of GCP's financial results and to ensure that investors understand the information GCP uses to evaluate the performance of its businesses.
Adjusted EBIT has material limitations as an operating performance measure because it excludes costs related to income and expenses from restructuring and repositioning activities, which historically has been a material component of net income (loss) from continuing operations attributable to GCP shareholders. Adjusted EBITDA also has material limitations as an operating performance measure because it excludes the impact of depreciation and amortization expense. GCP's business is substantially dependent on the successful deployment of capital, and depreciation and amortization expense is a necessary element of its costs. GCP compensates for the limitations of these measurements by using these indicators together with net income (loss) measured under GAAP to present a complete analysis of its results of operations. Adjusted EBIT and Adjusted EBITDA should be evaluated together with net income (loss) from continuing operations attributable to GCP shareholders measured under GAAP for a complete understanding of GCP's results of operations.

The Company does not provide GAAP earnings on a forward-looking basis because the Company is unable to estimate with reasonable certainty unusual or unanticipated charges, expenses or gains without unreasonable effort. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with GAAP.

GCP Applied Technologies Inc. Analysis of Operations (unaudited)

Analysis of Operations (in millions, except per share amounts)	Three Months Ended June 30,
	2019	2018	% Change
Net sales:
Specialty Construction Chemicals	$150.4	$175.0	(14.1)%
Specialty Building Materials	111.8	127.8	(12.5)%
Total GCP net sales	$262.2	$302.8	(13.4)%
Net sales by region:
North America	$135.8	$149.3	(9.0)%
Europe Middle East Africa (EMEA)	52.3	69.2	(24.4)%
Asia Pacific	58.9	65.7	(10.4)%
Latin America	15.2	18.6	(18.3)%
Total net sales by region	$262.2	$302.8	(13.4)%
Net Sales Constant Currency:
Specialty Construction Chemicals	$157.3	$175.0	(10.1)%
Specialty Building Materials	114.6	127.8	(10.3)%
Total GCP Net Sales Constant Currency (non-GAAP)	$271.9	$302.8	(10.2)%
Impact of Market Exits:
Specialty Construction Chemicals	$—	$15.7	NM
Total Impact of Market Exits	$—	$15.7	NM
Net Sales Constant Currency Excluding Market Exits:
Specialty Construction Chemicals	$157.3	$159.3	(1.3)%
Specialty Building Materials	114.6	127.8	(10.3)%
Total GCP Net Sales Constant Currency Excluding Market Exits (non-GAAP)	$271.9	$287.1	(5.3)%

Profitability performance measures:
Adjusted EBIT (A):
Specialty Construction Chemicals segment operating income	$14.2	$12.6	12.7%
Specialty Building Materials segment operating income	22.3	31.8	(29.9)%
Corporate costs (B)	(9.4)	(8.6)	9.3%
Certain pension costs (C)	(2.0)	(1.9)	5.3%
Adjusted EBIT (non-GAAP)	$25.1	$33.9	(26.0)%
Legacy product, environmental and other claims	(0.1)	—	(100.0)%
Repositioning expenses	(5.8)	(1.2)	NM
Restructuring expenses and asset impairments	(4.4)	0.6	NM
Other costs (D)	(1.1)	—	(100.0)%
Pension MTM adjustment and other related costs, net	—	(0.9)	(100.0)%
Gain on termination and curtailment of pension and other postretirement plans	—	0.1	(100.0)%
Third-party and other acquisition-related costs	—	(0.8)	(100.0)%
Amortization of acquired inventory fair value adjustment	—	(0.2)	(100.0)%
Interest expense, net	(4.9)	(66.0)	(92.6)%
Income tax (expense) benefit	(5.7)	5.3	NM
Income (loss) from continuing operations attributable to GCP shareholders (GAAP)	$3.1	$(29.2)	NM
Income (loss) from continuing operations attributable to GCP shareholders as a percentage of net sales	1.2%	(9.6)%	NM
Diluted EPS from continuing operations (GAAP)	$0.04	$(0.40)	NM
Adjusted EPS (non-GAAP)	$0.19	$0.27	(29.6)%

GCP Applied Technologies Inc. Analysis of Operations (unaudited) (continued)

Analysis of Operations (in millions)	Three Months Ended June 30,
	2019	2018	% Change
Adjusted profitability performance measures:
Gross Profit:
Specialty Construction Chemicals	$53.6	$57.0	(6.0)%
Specialty Building Materials	46.0	55.6	(17.3)%
Adjusted Gross Profit (non-GAAP)	$99.6	$112.6	(11.5)%
Amortization of acquired inventory fair value adjustment	—	(0.2)	(100.0)%
Corporate costs and pension costs in cost of goods sold	(0.6)	(0.7)	(14.3)%
Total GCP Gross Profit (GAAP)	$99.0	$111.7	(11.4)%
Gross Margin:
Specialty Construction Chemicals	35.6%	32.6%	3.0 pts
Specialty Building Materials	41.1%	43.5%	(2.4) pts
Adjusted Gross Margin (non-GAAP)	38.0%	37.2%	0.8 pts
Amortization of acquired inventory fair value adjustment	—%	(0.1)%	0.1 pts
Corporate costs and pension costs in cost of goods sold	(0.2)%	(0.2)%	0.0 pts
Total GCP Gross Margin (GAAP)	37.8%	36.9%	0.9 pts
Adjusted EBIT (A)(B)(C):
Specialty Construction Chemicals segment operating income	$14.2	$12.6	12.7%
Specialty Building Materials segment operating income	22.3	31.8	(29.9)%
Corporate and certain pension costs	(11.4)	(10.5)	8.6%
Total GCP Adjusted EBIT (non-GAAP)	$25.1	$33.9	(26.0)%
Depreciation and amortization:
Specialty Construction Chemicals	$6.1	$6.0	1.7%
Specialty Building Materials	3.8	3.7	2.7%
Corporate	1.1	0.9	22.2%
Total GCP depreciation and amortization	$11.0	$10.6	3.8%
Adjusted EBITDA:
Specialty Construction Chemicals	$20.3	$18.6	9.1%
Specialty Building Materials	26.1	35.5	(26.5)%
Corporate and certain pension costs	(10.3)	(9.6)	7.3%
Total GCP Adjusted EBITDA (non-GAAP)	$36.1	$44.5	(18.9)%
Adjusted EBIT Margin:
Specialty Construction Chemicals	9.4%	7.2%	2.2 pts
Specialty Building Materials	19.9%	24.9%	(5.0) pts
Total GCP Adjusted EBIT Margin (non-GAAP)	9.6%	11.2%	(1.6) pts
Adjusted EBITDA Margin:
Specialty Construction Chemicals	13.5%	10.6%	2.9 pts
Specialty Building Materials	23.3%	27.8%	(4.5) pts
Total GCP Adjusted EBITDA Margin (non-GAAP)	13.8%	14.7%	(0.9) pts

Analysis of Operations (in millions)	Four Quarters Ended
	June 30, 2019	June 30, 2018
Calculation of Return on Stockholders' Equity and Adjusted EBIT Return On Invested Capital (trailing four quarters):
Income (loss) from continuing operations attributable to GCP shareholders (trailing four quarters):	$44.6	$(130.2)
Stockholders' Equity (end of period)	512.3	448.6
Assets:
Cash and cash equivalents	(279.8)	(289.3)
Pension plans	(22.3)	(26.3)
Income taxes	(26.5)	(27.4)
Other current assets (E)	(11.8)	(9.6)
Other assets (F)	(3.6)	(4.5)
Assets held for sale*	(0.5)	(10.4)
Subtotal	(344.5)	(367.5)
Liabilities:
Debt*	349.1	365.1
Income taxes	96.9	107.7
Pension plans	50.5	56.1
Other current liabilities (G)	26.1	68.0
Other liabilities (H)	1.8	2.5
Liabilities held for sale*	—	3.8
Subtotal	524.4	603.2
Total invested capital (end of period)	$692.2	$684.3
Return on Stockholders' Equity	8.7%	(29.0)%
Adjusted EBIT (trailing four quarters)	$108.9	$121.5
Adjusted EBIT Return On Invested Capital (non-GAAP)	15.7%	17.8%
___________________________________________________________________________________________________________________

(A)	Our segment operating income includes only our share of income of consolidated joint ventures.

(B)	Management allocates certain corporate costs to each operating segment to the extent such costs are directly attributable to the segments.

(C)
Certain pension costs include only ongoing costs, recognized quarterly, which include service and interest costs, expected returns on plan assets and amortization of prior service costs/credits. SCC and SBM segment operating income and corporate costs do not include any amounts for pension expense. Other pension-related costs, including annual mark-to-market adjustments, gains or losses from curtailments and terminations, as well as other related costs, are excluded from Adjusted EBIT. These amounts are not used by management to evaluate the performance of our businesses and significantly affect the peer-to-peer and period-to-period comparability of our financial results. Mark-to-market adjustments and other related costs are primarily attributable to changes in financial market values and actuarial assumptions and are not directly related to the operation of our businesses.

(D)
Other costs represent legal and advisory fees incurred in connection with the nomination by a Company shareholder of Board of Directors candidates to stand for election at the 2019 Annual Meeting of Shareholders, as well as other related matters.

(E)	Other current assets consist of income taxes receivable.

(F)	Other assets consist of capitalized financing fees.

(G)	Other current liabilities consist of income taxes, restructuring, repositioning, accrued interest and liabilities incurred in association with the Darex divestiture.

(H)	Other liabilities consist of other postretirement benefits liabilities and liabilities incurred in association with the Darex divestiture.

*	Consists of current and non-current components.

NM	Not meaningful.

GCP Applied Technologies Inc. Analysis of Operations (unaudited) (continued)

(In millions)	Six Months Ended June 30,
	2019	2018
Cash flow measure:
Net cash used in operating activities from continuing operations	$(0.7)	$(9.6)
Capital expenditures	(27.7)	(27.6)
Free Cash Flow (non-GAAP)	(28.4)	(37.2)
Cash paid for repositioning	11.3	3.6
Cash paid for restructuring	6.3	4.3
Cash paid for third-party and other acquisition-related costs	0.4	1.0
Capital expenditures related to repositioning	1.3	2.5
Cash paid for other costs	1.7	—
Cash taxes related to repositioning, restructuring, third-party and other acquisition-related costs and other costs	(4.9)	(2.3)
Accelerated pension plan contributions	—	2.9
Adjusted Free Cash Flow (non-GAAP)	$(12.3)	$(25.2)
GCP Applied Technologies Inc. Adjusted Earnings Per Share (unaudited)

	Three Months Ended June 30,
	2019				2018
(in millions, except per share amounts)	Pre- Tax	Tax Effect	After- Tax	Per Share	Pre- Tax	Tax Effect	After- Tax	Per Share
Diluted EPS from continuing operations (GAAP)				$0.04				$(0.40)
Repositioning expenses	$5.8	$1.5	$4.3	0.06	$1.2	$0.3	$0.9	0.01
Restructuring expenses and asset impairments	4.4	0.1	4.3	0.06	(0.6)	(0.2)	(0.4)	(0.01)
Gain on termination and curtailment of pension and other postretirement plans	—	—	—	—	(0.1)	—	(0.1)	—
Pension MTM adjustment and other related costs, net	—	—	—	—	0.9	0.2	0.7	0.01
Legacy product, environmental and other claims	0.1	—	0.1	—	—	—	—	—
Third-party and other acquisition-related costs	—	—	—	—	0.8	0.2	0.6	0.01
Loss on debt refinancing	—	—	—	—	59.8	13.0	46.8	0.65
Amortization of acquired inventory fair value adjustment	—	—	—	—	0.2	—	0.2	—
Other costs	1.1	0.3	0.8	0.01	—	—	—	—
Discrete tax items, including adjustments to uncertain tax positions	—	(1.4)	1.4	0.02	—	0.1	(0.1)	—
Adjusted EPS (non-GAAP)				$0.19				$0.27